As filed with the Securities and Exchange Commission on September 16, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

PUMA BIOTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0683487
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

10880 Wilshire Boulevard, Suite 2150

Los Angeles, California 90024

(Address of principal executive offices) (Zip code)

Puma Biotechnology, Inc. 2011 Incentive Award Plan

Puma Biotechnology, Inc. 2017 Employment Inducement Incentive Award Plan

(Full title of the plan)

Alan H. Auerbach

President and Chief Executive Officer

Puma Biotechnology, Inc.

10880 Wilshire Boulevard, Suite 2150

Los Angeles, California 90024

(424) 248-6500

(Name and address of agent for service)

(Telephone number, including area code, of agent for service)

Copy to:

B. Shayne Kennedy

Latham & Watkins LLP

650 Town Center Drive, 20th Floor

Costa Mesa, California 92626

(714) 540-1235

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	2,000,000 shares(2)	$6.96	$13,920,000	$1518.67
Common Stock, par value $0.0001 per share	1,000,000 shares(4)	$6.96	$6,960,000	$759.34

(1)

In accordance with Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement will also cover any additional shares of common stock, par value $0.0001 per share, of the registrant (the “Common Stock”) that become issuable under the Puma Biotechnology, Inc. 2011 Incentive Award Plan (the “2011 Plan”) or the Puma Biotechnology, Inc. 2017 Employment Inducement Incentive Award Plan (the “2017 Plan” and together with the 2011 Plan, the “Plans”) by reason of any stock dividend, stock split, recapitalization or similar transaction effected which results in an increase in the number of outstanding shares of the registrant’s Common Stock.

(2)

The 2011 Plan authorizes the issuance of shares of Common Stock, of which 2,000,000 shares are being registered hereunder, 2,000,000 shares have been registered previously on Form S-8 (Reg. No. 333-219347), 4,000,000 shares have been registered previously on Form S-8 (Reg. No. 333-205117), 3,000,000 shares have been registered previously on Form S-8 (Reg. No. 333-196993), and another 3,529,412 shares have been registered previously on Form S-8 (Reg. No. 333-181703).

(3)

Estimated in accordance with Rule 457(c) and 457(h) of the Securities Act solely for purposes of calculating the registration fee on the basis of the average of the high and low sale price per share of Common Stock, as reported on the NASDAQ Global Select Market on September 14, 2021, which was $6.96 per share.

(4)

The 2017 Plan authorizes the issuance of shares of Common Stock, of which 1,000,000 shares are being registered hereunder, 1,000,000 shares have been registered previously on Form S-8 (Reg. No. 333-218373), and another 1,000,000 shares have been registered previously on Form S-8 (Reg. No. 333-236736).

Proposed sales to take place as soon after the effective date of this registration statement as awards under the Plans are granted, exercised and/or vest.

INTRODUCTION

On June 15, 2021, the stockholders of Puma Biotechnology, Inc. (the “Company” or the “Registrant”) approved an amendment to the Puma Biotechnology, Inc. 2011 Incentive Award Plan (the “2011 Plan”) increasing the number of authorized shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), that may become issuable under the 2011 Plan by 2,000,000 shares. On July 15, 2021, the Board of Directors of the Company approved an amendment to the Puma Biotechnology, Inc. 2017 Employment Inducement Incentive Award Plan (the “2017 Plan” and together with the 2011 Plan, the “Plans”) increasing the number of authorized shares of the Common Stock that may become issuable under the 2017 Plan by 1,000,000 shares. The Company is filing this registration statement (this “Registration Statement”) on Form S-8 to register such additional shares.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”). The Registrant will send or give the documents containing the information specified in Part I of Form S-8 to 2011 Plan and 2017 Plan participants (as applicable) as specified by the Commission Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Registration of Additional Securities

The Company has previously registered 3,529,412 shares of Common Stock issuable under the 2011 Plan on the registration statement on Form S-8 (Reg. No. 333-181703) filed with the Commission on May 25, 2012, 3,000,000 shares of Common Stock issuable under the 2011 Plan on the registration statement on Form S-8 (Reg. No. 333-196993) filed with the Commission on June 24, 2014, 4,000,000 shares of Common Stock issuable under the 2011 Plan on the registration statement on Form S-8 (Reg. No. 333-205117) filed with the Commission on June 19, 2015 and 2,000,000 shares of Common Stock issuable under the 2011 Plan on the registration statement on Form S-8 (Reg. No. 333-219347) filed with the Commission on July 19, 2017, and the Company has previously registered 1,000,000 shares of Common Stock issuable under the 2017 Plan on the registration statement on Form S-8 (Reg. No. 333-218373) filed with the Commission on May 31, 2017 and 1,000,000 shares of Common Stock issuable under the 2017 Plan on the registration statement on Form S-8 (Reg. No. 333-236736) filed with the Commission on February 28, 2020 (the “Prior Registration Statements”). Under this Registration Statement, the Company is registering an additional (i) 2,000,000 shares of Common Stock issuable under the 2011 Plan and (ii) 1,000,000 shares of Common Stock issuable under the 2017 Plan. The contents of the Prior Registration Statements are incorporated by reference herein to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein or therein. In addition, the description of the Company’s common stock contained in Exhibit 4.3 to the Company’s Annual Report on Form 10-K filed on February 28, 2020, and any subsequent amendment thereto filed for the purpose of updating such description is incorporated herein by reference.

Experts

The consolidated financial statements of the Company as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm (“KPMG”), incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2020 consolidated financial statements refers to a change in the method of accounting for Leases as of January 1, 2019, due to the adoption of Financial Accounting Standards Boards Accounting Standards Codification Topic 842, Leases.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 8. Exhibits.

See Exhibit Index included herein.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Second Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on June 14, 2016 (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 15, 2016 and incorporated herein by reference)

4.2	Third Amended and Restated Bylaws of the Company (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 28, 2019 and incorporated herein by reference)

4.3	Form of Common Stock Certificate (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A filed with the SEC on February 1, 2012 and incorporated herein by reference)

5.1+	Opinion of Latham & Watkins LLP

23.1+	Consent of KPMG LLP

23.2+	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1+	Power of Attorney (included on signature page)

99.1	Puma Biotechnology, Inc. 2011 Incentive Award Plan (filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on October 11, 2011 and incorporated herein by reference)

99.2	First Amendment to Puma Biotechnology, Inc. 2011 Incentive Award Plan (filed as Appendix A to the Company’s Proxy Statement on Form DEFR14A filed with the SEC on June 4, 2014 and incorporated herein by reference)

99.3	Second Amendment to Puma Biotechnology, Inc. 2011 Incentive Award Plan (filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 10, 2015 and incorporated herein by reference)

99.4	Third Amendment to Puma Biotechnology, Inc. 2011 Incentive Award Plan (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 14, 2017 and incorporated herein by reference)

99.5	Fourth Amendment to Puma Biotechnology, Inc. 2011 Incentive Award Plan (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 14, 2017 and incorporated herein by reference)

99.6	Fifth Amendment to Puma Biotechnology, Inc. 2011 Incentive Award Plan (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 17, 2021 and incorporated herein by reference)

99.7	Form of Stock Option Grant Notice and Stock Option Agreement, issued pursuant to the 2011 Incentive Award Plan (filed as Exhibit 10.5 to the Company’s Annual Report on Form 10-K filed with the SEC on March 29, 2012 and incorporated herein by reference)

99.8	Form of Chief Executive Officer Stock Option Grant Notice and Stock Option Agreement, issued pursuant to the 2011 Incentive Award Plan (filed as Exhibit 10.6 to the Company’s Annual Report on Form 10-K filed with the SEC on March 29, 2012 and incorporated herein by reference)

99.9+	Form of Restricted Stock Unit Award Agreement, issued pursuant to the 2011 Incentive Award Plan

99.10	Puma Biotechnology, Inc. 2017 Employment Inducement Incentive Award Plan (filed as Exhibit 99.1 to the Company’s Registration Statement on Form S-8 filed with the SEC on May 21, 2017 and incorporated herein by reference)

99.11	First Amendment to Puma Biotechnology, Inc. 2017 Employment Inducement Incentive Award Plan (filed as Exhibit 99.2 to the Company’s Registration Statement on Form S-8 filed with the SEC on February 28, 2020 and incorporated herein by reference)

99.12+	Second Amendment to Puma Biotechnology, Inc. 2017 Employment Inducement Incentive Award Plan

99.13	Form of Stock Option Grant Notice and Stock Option Agreement, issued pursuant to the 2017 Employment Inducement Incentive Award Plan (filed as Exhibit 10.2(k) to the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2019 and incorporated herein by reference)

+	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, California, on the 16th day of September, 2021.

PUMA BIOTECHNOLOGY, INC.

By:	/s/ Alan H. Auerbach
Alan H. Auerbach
President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Alan H. Auerbach and Maximo F. Nougues, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Alan H. Auerbach Alan H. Auerbach	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	September 16, 2021

/s/ Maximo F. Nougues Maximo F. Nougues	Chief Financial Officer (Principal Financial and Accounting Officer)	September 16, 2021

/s/ Allison Dorval Allison Dorval	Director	September 16, 2021

/s/ Ann C. Miller Ann C. Miller	Director	September 16, 2021

/s/ Michael P. Miller Michael P. Miller	Director	September 16, 2021

/s/ Jay M. Moyes Jay M. Moyes	Director	September 16, 2021

/s/ Adrian M. Senderowicz Adrian M. Senderowicz	Director	September 16, 2021

/s/ Brian Stuglik Brian Stuglik	Director	September 16, 2021

/s/ Troy E. Wilson Troy E. Wilson	Director	September 16, 2021